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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated January 19, 1998 included in Wabash National Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                                ARTHUR ANDERSEN LLP

Indianapolis, Indiana
March 24, 1998